Exhibit 10.8

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered into as of this 14th day of June 2023, by and between Chartered Services LLC., a New Mexico corporation, with offices at 1000 Pine Island Road Plantatation FL 33324”Consultant”), and Scripps Safe the “Company”) (together the “Parties”).

WHEREAS, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations;

WHEREAS, the Company deems it to be in its best interest to retain Consultant to render to the Company such services as may be needed; and

WHEREAS, the Parties desire to set forth the terms and conditions under which Consultant shall provide services to the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement

The Agreement shall remain in effect from the date hereof through the expiration of a period of twelve months from the date hereof unless terminated pursuant to this Agreement (the “Term”), and thereafter will be automatically renewed unless upon the written consent of the company. Upon renewal, the Company will continue to pay the monthly fee, but no additional warrants or stock will be due to the Consultant.

Nature of Services to be rendered.

During the Term and any renewal thereof, Consultant shall use its best efforts to:

(a) provide the Company with corporate consulting services in connection with introductions to other financial relations companies and other financial services;

(b) contact the Company’s existing shareholders, responding in a professional manner to their questions and following up as appropriate;

(c) provide a project manager assigned to the company to assist in marketing and branding services;

(d) introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the “Services”)It is acknowledged by the Company that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws. The Services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects, however it is anticipated and agreed upon by both Parties that considerable time and resources will be required to fulfill the obligations to the Company under this agreement Consultant shall specifically not provide any of the following services to the Company: (i) negotiation for the sale of any the Company’s securities; (ii) discuss details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (iii) engage in due diligence activities; (iv) provide advice relating to the valuation of or the financial advisability of any investments in the Company; or (v) handle any funds or securities on behalf of the Company.

Disclosure of Information

Consultant agrees that it shall NOT disclose to any third party any material non-public information or data (“Confidential Information”) received from the Company without the prior written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

The Parties further agree that Confidential Information shall not be used for the enrichment, directly or indirectly, of the Recipient or its affiliates, without the express written consent of disclosing Party. The Parties further agree that following receipt of Confidential Information from a disclosing Party including but not limited to relationships and business contacts, each Party shall not contract or attempt to sell to, transact with or purchase from disclosing Party-provided sources without the written permission from the disclosing Party unless (i) a business relationship between the Party and the disclosing Party’s-provided source predated the Effective Date of this Agreement, and (ii) Party can substantiate exchanges specific to the disclosed information and/or sources between Party and the disclosing Party-provided source prior to the date of the signing of this Agreement.

Compensation.

Upon execution of the Agreement, the Consultant shall purchase and the Company will issue 270,000 shares of the Company’s common stock to be outstanding upon the closing of the offering (symbol: SCRP) (the “Restricted Stock”) for a total purchase price of $1,000 dollars as per the Investment Representation Letter (incorporated by reference into the Agreement and attached as Addendum A). During the Term of this Agreement the Company shall pay the Consultant the sum of $7,000 per month. (The Consultant agrees to accrue monthly cash fees until the Company closes on their IPO) The Parties acknowledge and agree that the Shares shall be fully earned upon signing of this Agreement and that the date of acquisition of the Shares is the effective date of this Agreement.

In addition, the Company will issue the Consultant 300,000 warrant shares of common stock at $2 a share on the signing of this agreement.

If any change is made in the Capital Structure of the Company through merger, consolidation, reorganization, recapitalization, reincorporation, dividend, stock split, combination of shares, exchange of shares, change in the corporate structure or other transaction, the balance of the unissued shares under this Agreement shall be adjusted on a pari-passu basis with other holders of common stock of the Company and the balance of the unissued shares shall be appropriately adjusted in the number of securities and price per share.

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Representations and Warranties of the Consultant.

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the “SEC”), the FINRA, the securities commissioner or department of any state, or any other regulatory or governmental body or agency. Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant’s execution of this Agreement or the performance of its obligation hereunder. The Consultant’s purchase of shares pursuant to this Agreement is an investment made for its own account.

Registration Obligations.

At any time following the signing of the Agreement if the Company files a registration statement with the SEC registering an amount of securities equal to at least $500,000 (“Registration Statement”), the Company must provide piggy back registration rights and include the all of the consultant shares in the Registration Statement.

Duties of the Company.

The Company will supply Consultant, on a regular basis and timely basis, with all approved data and information about the Company, its management, its products, and its operations as reasonably requested by Consultant and which the Company can obtain with reasonable effort; and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

The Company must, within five (5) business days of receiving written notice from the Consultant accompanied with an opinion of qualified securities counsel, provide a letter to the Consultant and the Transfer Agent for the Company’s Restricted Stock addressing the permissible resale of the Restricted Stock (in compliance with and pursuant to applicable securities laws) transferred to the Consultant under this Agreement.

Representations and Warranties of the Company.

In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties: The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the “1934 Act”) or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein. The Company has not been sanctioned by the SEC, FINRA or any state securities commissioner or department in connection with any issuance of its securities. All payments required to be made on time and in accordance with the payment terms and conditions set forth herein.

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Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated there-under and the various state securities laws (collectively, “Securities Laws”) impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company, which the Company expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Company, in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each Party (an “Indemnifying Party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “Indemnified Party”) for any damages caused to the Indemnified Party by the Indemnifying Party’s breach or violation of any Securities Law, except to the extent that the Indemnifying Party’s breach or violation of a Securities Law is caused by the Indemnified Party’s breach or violation of the Agreement, or any Securities Law.

Issuance of Restricted Stock to Consultant

The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance of the Restricted Stock, to be legally valid and irrevocable, including obtaining the prior approval of its Board of Directors.

Indemnification of Consultant by the Company.

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company’s securities occurring out of or in connection with the Consultant’s relationship with the Company including, without limitation, reasonable attorney’s fees and other costs arising out of any such claims; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of the Consultant.

Indemnification of the Company by the Consultant.

The Consultant shall identify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant’s gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

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Applicable Law.

It is the intention of the Parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

Disputes.

Any conflicts, disputes and disagreements arising out of or in connection with the Agreement, shall be subject to state court in West Palm Beach, Florida. However, if the Consultant needs to enforce any registration rights or shareholder rights, Consultant reserves the right to file an injunctive action in a court in West Palm Beach, Florida. In signing this Agreement, the Company waives their right to challenge jurisdiction on this issue.

Entire Understanding/Incorporation of other Documents.

The Agreement together with the Investor Letter of the Consultant attached hereto contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

No Assignment or Delegation Without Prior Approval.

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Survival of Agreement.

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.

Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the Parties to this Agreement. Consultant shall be responsible for any and all income or other taxes resulting from payments in connection with this Agreement made to Consultants.

No Amendment Except in Writing.

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach.

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

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Severability of the Agreement.

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Non-Circumvention. The Parties agree that confidential Information shall not be used for the enrichment, directly or indirectly, of the Recipient or its affiliates, without the express written consent of disclosing Party. The Parties further agree that following receipt of Confidential Information from a disclosing Party including but not limited to relationships and business contacts, shall not contract or attempt to sell to, transact with or purchase from disclosing Party-provided sources without the written permission from the disclosing Party unless (i) a business relationship between the Party and the disclosing Party’s-provided source predated the Effective Date of this Agreement, and (ii) Party can substantiate exchanges specific to the disclosed information and/or sources between Party and the disclosing Party-provided source prior to the date of the signing of this Agreement.

Termination of the Agreement.

The Company may terminate the Agreement, with or without cause, by providing written notification to the Consultant. The Agreement will terminate thirty days following the date of receipt of the written notification by the Consultant (“Date of Termination”). In the event of termination of the Agreement by the Company, the Consultant shall be entitled to keep any and all fees, Company stock or other compensation it received from the Company under the Agreement prior to the Date of Termination.

Counterparts and Facsimile Signature.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of electronic copies bearing the signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such electronic copies shall constitute enforceable original documents.

No Construction Against Drafter.

The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof.

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IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Chartered Services LLC	Scripps Safe

By:	By:
Jonathan Thau, Managing Member	Jackie Anz von Zwehl , CEO/President

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